UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2004

RED HAT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26281	06-1364380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Varsity Drive, Raleigh, North Carolina 27606

(Address of Principal Executive Offices, Including Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Red Hat, Inc. is filing this Current Report on Form 8-K for the purpose of filing with the Securities and Exchange Commission an updated description of our capital stock as set forth below.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of these securities. For the complete terms of our capital stock, please refer to our Third Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-laws, as amended. The terms of our capital stock may also be affected by the General Corporation Law of Delaware.

GENERAL

We are authorized to issue 300,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. As of November 30, 2003, there were:

•	175,260,239 shares of common stock outstanding held by approximately 2,582 stockholders of record;

•	18,061,736 shares of common stock issuable upon exercise of outstanding options; and

•	no shares of preferred stock issued or outstanding.

COMMON STOCK

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. When a quorum is present at any meeting of stockholders, any matter to be voted upon by the stockholders at such meeting is decided by a majority of the votes of the shares present or represented and voting on the matter.

Dividends. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, after provision has been made for any preferential dividend rights of any outstanding preferred stock.

Liquidation and dissolution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock.

Other rights and restrictions. Holders of the common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing. Our common stock is listed on the Nasdaq National Market under the symbol “RHAT.”

Transfer agent and registrar. The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

PREFERRED STOCK

Our board of directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series. Each series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

Our stockholders have granted the board of directors authority to issue the preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We have not, to date, issued any shares of such preferred stock.

DELAWARE LAW AND SPECIFIED CHARTER AND BY-LAW PROVISIONS

We are subject to the provisions of section 203 of the Delaware General Corporation Law. Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is defined as a person who, at the time of determination whether a person is an interested stockholder,

•	beneficially owns 15% or more of our voting stock; or

•	is an affiliate or associate of ours and beneficially owned 15% or more of our voting stock at any time within three years of the date of determination.

Classification of Board of Directors. Our charter provides for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock entitled to vote. Under our charter, unless or until filled by our stockholders, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The likely effect of the classification of the board of directors and the limitations on the removal of directors and filling of vacancies is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the board of directors will need at least two annual meetings of stockholders to effect this change.

Limitation of liability; indemnification. Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except (i) for a breach of a director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) transactions from which the director derived an improper personal benefit. Furthermore, our by-laws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not limit or eliminate our right or the right of any of our stockholders to seek non-monetary relief, such as an injunction or rescission, in the event of a breach by a director or an officer of his or her duty of care.

Stockholder action; special meetings of stockholders; advance notice requirements. Our charter also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting. Our charter and by-laws provide that special meetings of the stockholders may only be called by a majority of the board of directors, the chairman of the board of directors, the chief executive officer or the president. Our by-laws further provide that in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with specified procedural requirements regarding advance notice. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting, and not by written consent.

Charter and by-law amendments. The General Corporation Law of Delaware provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our charter requires the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the foregoing provisions of our charter. Our by-laws may be amended or repealed by a majority vote of the board of directors except for provisions relating to the board of directors, which may only be amended or repealed by the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote. Our by-laws may also be amended or repealed by the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote. The 75% stockholder vote would be in addition to any separate class vote that might in the future be required in accordance with the terms of any series of preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q/A, filed October 16, 2001).

4.2	Amended and Restated By-laws, as amended, of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed January 14, 2000 (File No. 333-94775)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

By:	/s/ Mark H. Webbink
Mark H. Webbink
Senior Vice President, General Counsel, and
Secretary

Date: March 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q/A, filed October 16, 2001).

4.2	Amended and Restated By-laws, as amended, of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed January 14, 2000 (File No. 333-94775)).